Exhibit 4

                                STOCK CERTIFICATE

                           Organized Under Indiana Law

                       CITY SAVINGS FINANCIAL CORPORATION

NUMBER                                                                    SHARES

THIS CERTIFIES that                 is the owner of                  See Reverse
                                                                Side for Certain
                                                                     Definitions

 FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, WITHOUT PAR VALUE, OF

                       CITY SAVINGS FINANCIAL CORPORATION

This Certificate is transferable only on the books of the Corporation upon the surrender of the same properly endorsed.

The interest in said Corporation represented by this Certificate may not be retired or withdrawn except as provided in the Articles of Incorporation and Code of By-Laws of the Corporation. This security is not a deposit or account and is not federally insured or guaranteed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

The interest in said Corporation represented by this Certificate shall be subject to all provisions in effect as provided in the Articles of Incorporation and Code of By-Laws of the Corporation, including any amendments thereto which may restrict the rights of the holder of this Certificate and may be adopted by the Corporation at a date later than the date this Certificate is issued. Any transferee of this Certificate should consult the Corporation's Articles of Incorporation and Code of By-Laws with respect to any such restrictions.

Witness the facsimile seal of the Corporation and the duly authorized facsimile signatures of its duly authorized officers.

Dated:



--------------------------                  --------------------------------
Richard G. Cook, Secretary                  Thomas F. Swirski, President and
                                              Chief Executive Officer

                       [STATEMENT FOR BACK OF CERTIFICATE]

                       CITY SAVINGS FINANCIAL CORPORATION

          THE ARTICLES OF INCORPORATION OF THE CORPORATION PROHIBIT CERTAIN PERSONS FROM ACQUIRING THE BENEFICIAL OWNERSHIP OF MORE THAN 10% OF ANY CLASS OF SECURITY OF THE CORPORATION. A COPY OF THESE ARTICLES OF INCORPORATION WILL BE FURNISHED, WITHOUT CHARGE, TO ANY SHAREHOLDER UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

          A FULL STATEMENT OF THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES, AND LIMITATIONS APPLICABLE TO EACH CLASS OF SHARES AND THE VARIATIONS IN RIGHTS, PREFERENCES, AND LIMITATIONS DETERMINED FOR EACH SERIES (AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS OF FUTURE SERIES) OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE WILL BE FURNISHED, WITHOUT CHARGE, TO ANY SHAREHOLDER UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.


     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM -- as tenants in common
         TEN ENT -- as tenants by the entireties
         JT TEN  -- as joint tenants with right of survivorship
                       not as tenants in common
         UNIF TRAN MIN ACT --               Custodian
                             --------------           ------------
                                      (Cust.)                  (Minor)
---------------------------
                                      under Uniform Transfers to Minors Act

                                      (State)
---------------------------

                                      Additional abbreviations may also be used
                                        although not included in the above list.

                     FOR VALUE RECEIVED, ____________ HEREBY
                         SELL, ASSIGN AND TRANSFER UNTO

Please insert Social Security or other
  identifying number of Assignee


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                  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS,
                        INCLUDING ZIP CODE, OF ASSIGNEE)

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shares of the capital stock represented by the within Certificate, and do hereby
irrevocably  constitute  and  appoint   _________________________   Attorney  to
transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated
      ------------------------------------------

In Presence of

                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular, without alteration or enlargement or any change whatever.